_________________________________________________

United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 14, 2005

          Seawright Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-56848	54-1965220
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Cameron Street Alexandria, Virginia	22134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 340-1269

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2005, the Registrant and I. H. Baker (the “Seller”) executed a contract for purchase of unimproved property dated as of November 4, 2005 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Registrant agreed to purchase from the Seller for a purchase price of $2,400,000 certain land and all improvements thereon located in the County of Augusta, Virginia described as 29.63 Acres situate on the east side of Interstate 81 and south side of Virginia state Route 275 in August County, Virginia, Tax Map #46-84, 46-84C, 46-84D, 46-84E, Deed Book 972, Page 573, and more commonly known as Baker Business Park (the “Property”). A refundable deposit of $50,000 (the “Deposit”) was paid on the Property and settlement is to be made on or before March 20, 2006.

The Purchase Agreement provides for a ninety-day study period, which began on the date on which the Purchase Agreement was executed by the Registrant and the Seller (the “Study Period”). During the Study Period the Registrant may perform engineering and feasibility studies to determine whether the Registrant’s plan of development is practical. In the event the Registrant concludes, in its sole judgment, that the Registrant’s plan of development is not practical, the Registrant may terminate the Purchase Agreement and receive a refund of the Deposit.

In the event the Registrant does not terminate the Purchase Agreement during the Study Period, in consideration for the purchase of the Property, the Registrant agrees to pay the Seller $2,400,000, of which $900,000 will be paid in cash. The Seller will hold the Deed of Trust (as defined below), which will comprise the remainder of the consideration for the purchase of the Property. Preliminary terms of the Deed of Trust are described in Item 2.03, which discussion is incorporated herein by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the transaction described in Item 1.01, in the event the Registrant does not terminate the Purchase Agreement during the Study Period, the Registrant will execute a first deed of trust in favor of the Seller in the amount of $1,500,000 (the “Deed of Trust”). According to the Purchase Agreement, the Deed of Trust will obligate the Registrant to pay the Seller the principal sum of $1,500,000 with interest at a rate of 7% per annum, payable as follows: interest only payable quarterly over a five-year term, with the principal balance of $1,500,000 to be paid in full at the end of the five-year term.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

1.01     Contract for Purchase of Unimproved Property dated as of November 4, 2005, between I. H. Baker and Seawright Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWRIGHT HOLDINGS, INC.

By:	/s/ Joel P. Sens

Name: Joel P. Sens Title: Chief Executive Oficer

Dated: December 16, 2005

EXHIBIT INDEX

Exhibit No.  Description

1.01         Contract for Purchase of Unimproved Property dated as of November 4, 2005, between I. H. Baker and Seawright Holdings, Inc.

5